Exhibit 99.1

FOR IMMEDIATE RELEASE
September 30, 2026

Contact:	Jack W. Jones, President and Chief Executive Officer First Keystone Corporation (570) 752-3671 jack.jones@fkc.bank

First Keystone Corporation (OTCID: FKYS) Closes $32.5 Million Capital Offering

BERWICK, Penn. — First Keystone Corporation (OTCID: FKYS) (“First Keystone” or the “Company”), the holding company for First Keystone Community Bank, announced today that it has completed the private placement of $32.5 million in fixed-to-floating rate subordinated notes due 2036. The notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines. The Company intends that proceeds from the sale of the notes will be used to redeem the Company’s $25.0 million subordinated notes due December 31, 2030 and for general corporate purposes. The Company is entitled to redeem the notes, in whole or in part, on any interest payment date on or after September 30, 2031, and to redeem the notes at any time in whole upon meeting certain other specified requirements.

Performance Trust Capital Partners, LLC served as the sole placement agent and was advised by Luse Gorman, PC. First Keystone Corporation was advised by Bybel Rutledge LLP.

The notes have not been registered under the Securities Act of 1933, as amended (“Act”), or under the securities laws of any state, and were offered and sold pursuant to an applicable exemption from registration requirements under such Act. The notes are not deposits and are not insured by the FDIC. This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any security.

About First Keystone Corporation

First Keystone Corporation (OTCID: FKYS) is the parent company of First Keystone Community Bank, a community bank headquartered in Berwick, Pennsylvania. Founded in 1864, the Bank has total assets of $1.57 billion and serves customers through 19 full-service offices in Columbia, Luzerne, Monroe, Montour and Northampton counties. First Keystone Community Bank offers personal and business banking, mortgage and lending, trust and estate planning, and online and mobile banking services under the motto "Yesterday's Traditions. Tomorrow's Vision." Learn more at www.fkc.bank.

Contacts:Jack W. Jones

President and Chief Executive Officer

First Keystone Corporation

111 West Front Street

Berwick, PA 18603

(570) 752-3671

A note about forward-looking statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “reflects,” “believes,” “can,” “would,” “should,” “will,” “estimates,” “looks forward to,” “continues,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our evaluation of macro-environment risks, Federal Reserve rate management, and trends reflecting things such as regulatory capital standards and adequacy. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. There are many factors that could cause actual results to differ materially from those contemplated by forward-looking statements. Any forward-looking statement made by us in this press release or in any subsequent written or oral statements attributable to the Company are expressly qualified in their entirety by the cautionary statements above. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.